EXHIBIT 4.1


                             FIXED RATE SENIOR NOTE

REGISTERED                                                    REGISTERED
No. FXR                                                       U.S. $
                                                              CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                   SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
                 REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                          8% SPARQS DUE JUNE 15, 2004
                            MANDATORILY EXCHANGEABLE
                         FOR SHARES OF COMMON STOCK OF
                          SCHERING-PLOUGH CORPORATION

ORIGINAL ISSUE DATE:         INITIAL REDEMPTION                  INTEREST RATE:     %               MATURITY DATE:
                                 DATE: See "Morgan                   per annum (equivalent              See "Maturity Date"
                                 Stanley Call Right"                 to $       per annum per           below.
                                 below.                              SPARQS)

INTEREST ACCRUAL             INITIAL REDEMPTION                  INTEREST PAYMENT                   OPTIONAL
    DATE:                        PERCENTAGE: See                     DATES:                             REPAYMENT
                                 "Morgan Stanley Call                                                   DATE(S):  N/A
                                 Right" and "Call Price"
                                 below.

SPECIFIED CURRENCY:          ANNUAL REDEMPTION                   INTEREST PAYMENT                   APPLICABILITY OF
    U.S. dollars                 PERCENTAGE                          PERIOD: Quarterly                  MODIFIED
                                 REDUCTION: N/A                                                         PAYMENT UPON
                                                                                                        ACCELERATION: See
                                                                                                        "Alternate Exchange
                                                                                                        Calculation in Case of
                                                                                                        an Event of Default"
                                                                                                        below.

IF SPECIFIED                 REDEMPTION NOTICE                   APPLICABILITY OF                   If yes, state Issue Price:
    CURRENCY OTHER               PERIOD: At least 10                 ANNUAL INTEREST                    N/A
    THAN U.S. DOLLARS,           days but no more than               PAYMENTS: N/A
    OPTION TO ELECT              30 days.  See "Morgan
    PAYMENT IN U.S.              Stanley Call Right" and
    DOLLARS: N/A                 "Morgan Stanley Notice
                                 Date" below.

EXCHANGE RATE                TAX REDEMPTION                                                         ORIGINAL YIELD TO
    AGENT: N/A                   AND PAYMENT OF                                                         MATURITY: N/A
                                 ADDITIONAL
                                 AMOUNTS: N/A

OTHER PROVISIONS:            If yes, state Initial Offering
    See below                Date: N/A

Issue Price...........................  $         per each $         principal
                                        amount of this SPARQS

Maturity Date.........................  June 15, 2004, subject to acceleration as described below in "Price Event
                                        Acceleration," "Antidilution
                                        Adjustments" and "Alternate Exchange
                                        Calculation in
                                        case of an Event of Default," and
                                        subject to extension in accordance with
                                        the following paragraph in the event of
                                        a Market Disruption Event on June 4,
                                        2004.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and the Issuer
                                        exercises the Morgan Stanley Call
                                        Right, the Maturity Date shall be
                                        postponed so that the Maturity Date
                                        will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "Final Call Notice Date" below.

                                        In the event that the Final Call Notice
                                        Date is postponed due to a Market
                                        Disruption Event or otherwise, the
                                        Issuer shall give notice of such
                                        postponement as promptly as possible,
                                        and in no case later than two Business
                                        Days following the scheduled Final Call
                                        Notice Date, (i) to the holder of this
                                        SPARQS by mailing notice of such
                                        postponement by first class mail,
                                        postage prepaid, to the holder's last
                                        address as it shall appear upon the
                                        registry books, (ii) to the Trustee by
                                        telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to The
                                        Depository Trust Company (the
                                        "Depositary") by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice. Notice
                                        of the date to which the Maturity Date
                                        has been rescheduled as a result of
                                        postponement of the Final Call Notice
                                        Date, if applicable, shall be included
                                        in the Issuer's notice of exercise of
                                        the Morgan Stanley Call Right.

Record Date...........................  Notwithstanding the definition of
                                        "Record Date" on page 18 hereof, the
                                        Record Date for each Interest Payment
                                        Date, including the Interest Payment
                                        Date scheduled to occur on the Maturity
                                        Date, shall be the date 5 calendar days
                                        prior to such Interest Payment Date,
                                        whether or not that date is a Business
                                        Day; provided, however, that in the
                                        event that the Issuer exercises the
                                        Morgan Stanley Call Right, no Interest
                                        Payment Date shall occur after the
                                        Morgan Stanley Notice Date, except for
                                        any Interest Payment Date for which the
                                        Morgan Stanley Notice Date falls on or
                                        after the "ex-interest" date for the
                                        related interest payment, in which case
                                        the related interest payment shall be
                                        made on such Interest Payment Date;

                                        and provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, shall be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for
                                        any interest payment is the date on
                                        which purchase transactions in the
                                        SPARQS no longer carry the right to
                                        receive such interest payment.

                                        In the event that the Issuer exercises
                                        the Morgan Stanley Call Right and the
                                        Morgan Stanley Notice Date falls before
                                        the "ex-interest" date for an interest
                                        payment, so that as a result a
                                        scheduled Interest Payment Date will
                                        not occur, the Issuer shall cause the
                                        Calculation Agent to give notice to the
                                        Trustee and to the Depositary, in each
                                        case in the manner and at the time
                                        described in the second and third
                                        paragraphs under "Morgan Stanley Call
                                        Right" below, that no Interest Payment
                                        Date will occur after such Morgan
                                        Stanley Notice Date.

Denominations.........................  $         and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or after November 30, 2003 or on the
                                        Maturity Date, the Issuer may call the
                                        SPARQS, in whole but not in part, for
                                        mandatory exchange for the Call Price
                                        paid in cash (together with accrued but
                                        unpaid interest) on the Call Date.

                                        On the Morgan Stanley Notice Date, the
                                        Issuer shall give notice of the
                                        Issuer's exercise of the Morgan Stanley
                                        Call Right (i) to the holder of this
                                        SPARQS by mailing notice of such
                                        exercise, specifying the Call Date on
                                        which the Issuer shall effect such
                                        exchange, by first class mail, postage
                                        prepaid, to the holder's last address
                                        as it shall appear upon the registry
                                        books, (ii) to the Trustee by telephone
                                        or facsimile confirmed by mailing such
                                        notice to the Trustee by first class
                                        mail, postage prepaid, at its New York
                                        office and (iii) to the Depositary in
                                        accordance with the applicable
                                        procedures set forth in the Letter of
                                        Representations related to this SPARQS.
                                        Any notice which is mailed in the
                                        manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice.
                                        Failure to give notice by mail or any
                                        defect in the notice to the holder of
                                        any SPARQS shall not affect the
                                        validity of the proceedings for the
                                        exercise of the Morgan Stanley Call
                                        Right with respect to any other SPARQS.

                                        The notice of the Issuer's exercise of
                                        the Morgan Stanley Call Right shall
                                        specify (i) the Call Date, (ii) the
                                        Call Price payable per SPARQS, (iii)
                                        the amount of accrued but unpaid
                                        interest payable per SPARQS on the Call
                                        Date, (iv) whether any subsequently
                                        scheduled Interest Payment Date shall
                                        no longer be an Interest Payment Date
                                        as a result of the exercise of the
                                        Morgan Stanley Call Right, (v) the
                                        place or places of payment of such Call
                                        Price, (vi) that such delivery will be
                                        made upon presentation and surrender of
                                        this SPARQS, (vii) that such exchange
                                        is pursuant to the Morgan Stanley Call
                                        Right and (viii) if applicable, the
                                        date to which the Maturity Date has
                                        been extended due to a Market
                                        Disruption Event as described under
                                        "Maturity Date" above.

                                        The notice of the Issuer's exercise of
                                        the Morgan Stanley Call Right shall be
                                        given by the Issuer or, at the Issuer's
                                        request, by the Trustee in the name and
                                        at the expense of the Issuer.

                                        If this SPARQS is so called for
                                        mandatory exchange by the Issuer, then
                                        the cash Call Price and any accrued but
                                        unpaid interest on this SPARQS to be
                                        delivered to the holder of this SPARQS
                                        shall be delivered on the Call Date
                                        fixed by the Issuer and set forth in
                                        its notice of its exercise of the
                                        Morgan Stanley Call Right, upon
                                        delivery of the SPARQS to the Trustee.
                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, deliver such cash
                                        to the Trustee for delivery to the
                                        holder of this SPARQS.

                                        If this SPARQS is not surrendered for
                                        exchange on the Call Date, it shall be
                                        deemed to be no longer Outstanding
                                        under, and as defined in, the Senior
                                        Indenture after the Call Date, except
                                        with respect to the holder's right to
                                        receive cash due in connection with the
                                        Morgan Stanley Call Right.

Morgan Stanley Notice Date............  The scheduled Trading Day on which the
                                        Issuer issues its notice of mandatory
                                        exchange, which must be at least 10 but
                                        not more than 30 days prior to the Call
                                        Date.

Final Call Notice Date................  June 4, 2004; provided that if June 4,
                                        2004 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Final Call Notice Date will be
                                        the immediately succeeding Trading Day
                                        on which no Market Disruption Event
                                        occurs.

Call Date.............................  The day specified in the Issuer's notice of mandatory exchange, on which
                                        the Issuer shall deliver cash to the
                                        holder of this SPARQS, for mandatory
                                        exchange, which day may be any
                                        scheduled Trading Day on or after
                                        November 30, 2003 or the Maturity Date
                                        (including the Maturity Date as it may
                                        be extended and regardless of whether
                                        the Maturity Date is a scheduled
                                        Trading Day). See "Maturity Date"
                                        above.

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per each
                                        $         principal amount of this
                                        SPARQS, as calculated by the
                                        Calculation Agent, such that the sum of
                                        the present values of all cash flows on
                                        each $         principal amount of this
                                        SPARQS to and including the Call Date
                                        (i.e., the Call Price and all of the
                                        interest payments on each SPARQS),
                                        discounted to the Original Issue Date
                                        from the applicable payment date at the
                                        Yield to Call rate of    % per annum
                                        computed on the basis of a 360-day year
                                        of twelve 30-day months, equals the
                                        Issue Price, as determined by the
                                        Calculation Agent.

Exchange at Maturity..................  At maturity, subject to a prior call of this SPARQS for cash in an amount equal
                                        to the Call Price by the Issuer as
                                        described under "Morgan Stanley Call
                                        Right" above or any acceleration of the
                                        SPARQS, upon delivery of this SPARQS to
                                        the Trustee, each $         principal
                                        amount of this SPARQS shall be applied
                                        by the Issuer as payment for a number
                                        of shares of the common stock of
                                        Schering-Plough Corporation
                                        ("Schering-Plough Stock") at the
                                        Exchange Ratio, and the Issuer shall
                                        deliver with respect to each $
                                        principal amount of this SPARQS an
                                        amount of Schering-Plough Stock equal
                                        to the Exchange Ratio.

                                        The amount of Schering-Plough Stock to
                                        be delivered at maturity shall be
                                        subject to any applicable adjustments
                                        (i) to the Exchange Ratio and (ii) in
                                        the Exchange Property, as defined in
                                        paragraph 5 under "Antidilution
                                        Adjustments" below, to be delivered
                                        instead of, or in addition to, such
                                        Schering-Plough Stock as a result of
                                        any corporate event described under
                                        "Antidilution Adjustments" below, in
                                        each case, required to be made through
                                        the close of business on the third
                                        Trading Day prior to maturity.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to,
                                        provide written notice to the Trustee
                                        at its New York Office and to the
                                        Depositary, on which notice the Trustee
                                        and Depositary may conclusively rely,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to
                                        maturity of this SPARQS, of the amount
                                        of Schering-Plough Stock (or the
                                        amount of Exchange Property) or cash to
                                        be delivered with respect to each
                                        $         principal amount of this
                                        SPARQS and of the amount of any cash to
                                        be paid in lieu of any fractional share
                                        of Schering-Plough Stock (or of any
                                        other securities included in Exchange
                                        Property, if applicable); provided that
                                        if the maturity date of this SPARQS is
                                        accelerated (x) because of the
                                        consummation of a Reorganization Event
                                        Acceleration (as defined in paragraph 5
                                        of "Antidilution Adjustments" below) or
                                        (y) because of a Price Event
                                        Acceleration (as described under "Price
                                        Event Acceleration" below) or (z)
                                        because of an Event of Default
                                        Acceleration (as defined under
                                        "Alternate Exchange Calculation in Case
                                        of an Event of Default" below), the
                                        Issuer shall give notice of such
                                        acceleration as promptly as possible,
                                        and in no case later than (A) in the
                                        case of an Event of Default
                                        Acceleration, two Trading Days
                                        following such deemed maturity date or
                                        (B) in the case of a Reorganization
                                        Event Acceleration or a Price Event
                                        Acceleration, 10:30 a.m. on the Trading
                                        Day immediately prior to the date of
                                        acceleration (as defined under "Price
                                        Event Acceleration" below), (i) to the
                                        holder of this SPARQS by mailing notice
                                        of such acceleration by first class
                                        mail, postage prepaid, to the holder's
                                        last address as it shall appear upon
                                        the registry books, (ii) to the Trustee
                                        by telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to the
                                        Depositary by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this SPARQS receives the notice. If the
                                        maturity of this SPARQS is accelerated,
                                        no interest on the amounts payable with
                                        respect to this SPARQS shall accrue for
                                        the period from and after such
                                        accelerated maturity date; provided
                                        that the Issuer has deposited with the
                                        Trustee the Schering-Plough Stock, the
                                        Exchange Property or any cash due with
                                        respect to such acceleration on the
                                        accelerated maturity date.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, deliver any such
                                        shares of Schering-Plough Stock (or any
                                        Exchange Property) and cash in respect
                                        of interest and any fractional share of
                                        Schering-Plough Stock (or any Exchange
                                        Property) and cash otherwise due upon
                                        any acceleration described above to the
                                        Trustee for delivery to the holder of
                                        this Note. References to payment "per
                                        SPARQS" refer to each $
                                        principal amount of this SPARQS.

                                        If this SPARQS is not surrendered for
                                        exchange at maturity, it shall be
                                        deemed to be no longer Outstanding
                                        under, and as defined in, the Senior
                                        Indenture, except with respect to the
                                        holder's right to receive the Schering-
                                        Plough Stock (and, if applicable, any
                                        Exchange Property) or cash due at
                                        maturity.

Price Event Acceleration..............  If on any two consecutive Trading Days prior to or ending on the third
                                        Business Day immediately preceding the
                                        Maturity Date the product of the Market
                                        Price per share of Schering-Plough
                                        Stock and the Exchange Ratio is less
                                        than $2.00, the Maturity Date of this
                                        SPARQS shall be deemed to be
                                        accelerated to the third Business Day
                                        immediately following such second
                                        Trading Day (the "date of
                                        acceleration"). Upon such acceleration,
                                        the holder of each $         principal
                                        amount of this SPARQS shall receive per
                                        SPARQS on the date of acceleration:

                                            (i) a number of shares of
                                            Schering-Plough Stock at the then
                                            current Exchange Ratio;

                                            (ii) accrued but unpaid interest on
                                            each $         principal amount of
                                            this SPARQS to but excluding the
                                            date of acceleration; and

                                            (iii) an amount of cash as
                                            determined by the Calculation Agent
                                            equal to the sum of the present
                                            values of the remaining scheduled
                                            payments of interest on each
                                            $         principal amount of this
                                            SPARQS (excluding the amounts
                                            included in clause (ii) above)
                                            discounted to the date of
                                            acceleration. The present value of
                                            each remaining scheduled payment
                                            will be based on the comparable
                                            yield that the Issuer would pay on
                                            a non-interest bearing, senior
                                            unsecured debt obligation of the
                                            Issuer having a maturity equal to
                                            the term of each such remaining
                                            scheduled payment, as determined by
                                            the Calculation Agent.

No Fractional Shares..................  Upon delivery of this SPARQS to the
                                        Trustee at maturity, the Issuer shall
                                        deliver the aggregate number of shares
                                        of Schering-Plough Stock due with
                                        respect to this SPARQS, as described
                                        above, but the Issuer shall pay cash in
                                        lieu of delivering any fractional share
                                        of Schering-Plough Stock in an amount
                                        equal to the corresponding fractional
                                        Market Price of such fraction of a
                                        share of Schering-Plough Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of this SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for corporate events relating to
                                        Schering-Plough Corporation
                                        ("Schering-Plough") described under
                                        "Antidilution Adjustments" below.

Market Price..........................  If Schering-Plough Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of
                                        Schering-Plough Stock (or one unit of
                                        any such other security) on any Trading
                                        Day means (i) the last reported sale
                                        price, regular way, of the principal
                                        trading session on such day on the
                                        principal United States securities
                                        exchange registered under the
                                        Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), on which
                                        Schering-Plough Stock is listed or
                                        admitted to trading (which may be the
                                        Nasdaq National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Schering-Plough
                                        Stock is listed or admitted to trading
                                        on such securities exchange), the last
                                        reported sale price of the principal
                                        trading session on the over-the-counter
                                        market as reported on the Nasdaq
                                        National Market (if it is not then a
                                        national securities exchange) or OTC
                                        Bulletin Board on such day. If the last
                                        reported sale price of the principal
                                        trading session is not available
                                        pursuant to clause (i) or (ii) of the
                                        preceding sentence because of a Market
                                        Disruption Event or otherwise, the
                                        Market Price for any Trading Day shall
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for Schering-Plough Stock obtained from
                                        as many dealers in such security, but
                                        not exceeding three, as will make such
                                        bid prices available to the Calculation
                                        Agent. Bids of Morgan Stanley & Co.
                                        Incorporated ("MS & Co.") or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Calculation Agent.....................  MS & Co. and its successors.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS shall be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        shall be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS shall be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on the holder of this SPARQS
                                        and the Issuer.

Antidilution Adjustments..............  The Exchange Ratio shall be adjusted as follows:

                                            1. If Schering-Plough Stock is
                                        subject to a stock split or reverse
                                        stock split, then once such split has
                                        become effective, the Exchange Ratio
                                        shall be adjusted to equal the product
                                        of the prior Exchange Ratio and the
                                        number of shares issued in such stock
                                        split or reverse stock split with
                                        respect to one share of Schering-Plough
                                        Stock.

                                            2. If Schering-Plough Stock is
                                        subject (i) to a stock dividend
                                        (issuance of additional shares of
                                        Schering-Plough Stock) that is given
                                        ratably to all holders of shares
                                        of Schering-Plough Stock or (ii) to a
                                        distribution of Schering-Plough Stock
                                        as a result of the triggering of any
                                        provision of the corporate charter of
                                        Schering-Plough, then once the dividend
                                        has become effective and
                                        Schering-Plough Stock is trading
                                        ex-dividend, the Exchange Ratio shall
                                        be adjusted so that the new Exchange
                                        Ratio shall equal the prior Exchange
                                        Ratio plus the product of (i) the
                                        number of shares issued with respect to
                                        one share of Schering-Plough Stock and
                                        (ii) the prior Exchange Ratio.

                                            3. There shall be no adjustments to
                                        the Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Schering-Plough Stock
                                        other than distributions described in
                                        clauses (i), (iv) and (v) of paragraph
                                        5 below and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Schering-Plough Stock shall be deemed
                                        to be an "Extraordinary Dividend" if
                                        such dividend or other distribution
                                        exceeds the immediately preceding non-
                                        Extraordinary Dividend for
                                        Schering-Plough Stock by an amount
                                        equal to at least 10% of the Market
                                        Price of Schering-Plough Stock (as
                                        adjusted for any subsequent corporate
                                        event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Schering-Plough Stock, the
                                        Exchange Ratio with respect to
                                        Schering-Plough Stock shall be adjusted
                                        on the ex-dividend date with respect
                                        to such Extraordinary Dividend so that
                                        the new Exchange Ratio shall equal the
                                        product of (i) the then current
                                        Exchange Ratio and (ii) a fraction, the
                                        numerator of which is the Market Price
                                        on the Trading Day preceding the
                                        ex-dividend date, and the denominator
                                        of which is the amount by which the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for Schering-Plough Stock shall equal
                                        (i) in the case of cash dividends or
                                        other distributions that constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend minus
                                        the amount per share of the immediately
                                        preceding non-Extraordinary Dividend
                                        for Schering-Plough Stock or (ii) in
                                        the case of cash dividends or other
                                        distributions that do not constitute
                                        regular dividends, the amount per share
                                        of
                                        such Extraordinary Dividend. To the
                                        extent an Extraordinary Dividend is not
                                        paid in cash, the value of the non-cash
                                        component shall be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Schering-Plough Stock described in
                                        clause (i), (iv) or (v) of paragraph 5
                                        below that also constitutes an
                                        Extraordinary Dividend shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of paragraph 5, as applicable.

                                            4. If Schering-Plough issues rights
                                        or warrants to all holders of Schering-
                                        Plough Stock to subscribe for or
                                        purchase Schering-Plough Stock at an
                                        exercise price per share less than the
                                        Market Price of Schering-Plough Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of this
                                        SPARQS, then the Exchange Ratio shall
                                        be adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Schering-Plough
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Schering-Plough Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Schering-Plough
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Schering-Plough Stock which the
                                        aggregate offering price of the total
                                        number of shares of Schering-Plough
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                            5. If (i) there occurs any
                                        reclassification or change of
                                        Schering-Plough Stock, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by
                                        Schering-Plough, (ii) Schering-Plough
                                        or any surviving entity or subsequent
                                        surviving entity of Schering-Plough (a
                                        "Schering-Plough Successor") has been
                                        subject to a merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) any statutory exchange of
                                        securities
                                        of Schering-Plough or any Schering-
                                        Plough Successor with another
                                        corporation occurs (other than pursuant
                                        to clause (ii) above), (iv)
                                        Schering-Plough is liquidated, (v)
                                        Schering-Plough issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Schering-Plough
                                        (other than in a transaction described
                                        in clause (ii), (iii) or (iv) above) (a
                                        "Spin-off Event") or (vi) a tender or
                                        exchange offer or going-private
                                        transaction is consummated for all the
                                        outstanding shares of Schering-Plough
                                        Stock (any such event in clauses (i)
                                        through (vi), a "Reorganization
                                        Event"), the method of determining the
                                        amount payable upon exchange at
                                        maturity for this SPARQS shall be
                                        adjusted to provide that the holder of
                                        this SPARQS shall be entitled to
                                        receive at maturity, in respect of each
                                        $         principal amount of this
                                        SPARQS, securities, cash or any other
                                        assets distributed to holders of
                                        Schering-Plough Stock in or as a result
                                        of any such Reorganization Event,
                                        including (i) in the case of the
                                        issuance of tracking stock, the
                                        reclassified share of Schering-Plough
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Schering-Plough
                                        Stock with respect to which the
                                        spun-off security was issued, and (iii)
                                        in the case of any other Reorganization
                                        Event where Schering-Plough Stock
                                        continues to be held by the holders
                                        receiving such distribution, the
                                        Schering-Plough Stock (collectively,
                                        the "Exchange Property"), in an amount
                                        with a value equal to the amount of
                                        Exchange Property delivered with
                                        respect to a number of shares of
                                        Schering-Plough Stock equal to the
                                        Exchange Ratio at the time of the
                                        Reorganization Event. Notwithstanding
                                        the above, if the Exchange Property
                                        received in any such Reorganization
                                        Event consists only of cash, the
                                        Maturity Date of this SPARQS shall be
                                        deemed to be accelerated (a
                                        "Reorganization Event Acceleration") to
                                        the third Business Day immediately
                                        following the date on which such cash
                                        is distributed to holders of
                                        Schering-Plough Stock (unless the
                                        Issuer exercises or has exercised the
                                        Morgan Stanley Call Right) and the
                                        holder of this SPARQS shall receive for
                                        each $         principal amount of this
                                        SPARQS on such date of acceleration in
                                        lieu of any Schering-Plough Stock and
                                        as liquidated damages in full
                                        satisfaction of the Issuer's
                                        obligations under this SPARQS the
                                        lesser of (i) the product of (x) the
                                        amount of cash received per share of
                                        Schering-Plough Stock and (y) the then
                                        current Exchange Ratio and (ii) the
                                        Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (but in no event less than the Call
                                        Price for the first Call Date), in each
                                        case plus accrued but unpaid interest
                                        to but excluding the date of
                                        acceleration. If Exchange Property
                                        consists of more than one type of
                                        property, the holder of this SPARQS
                                        shall receive at maturity a pro rata
                                        share of each such type of Exchange
                                        Property. If Exchange Property includes
                                        a cash component, the holder of this
                                        SPARQS will not receive any interest
                                        accrued on such cash component. In the
                                        event Exchange Property consists of
                                        securities, those securities shall, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraph 5 above, (i) references to
                                        "Schering-Plough Stock" under "No
                                        Fractional Shares," "Market Price" and
                                        "Market Disruption Event" shall be
                                        deemed to also refer to any other
                                        security received by holders of
                                        Schering-Plough Stock in any such
                                        Reorganization Event, and (ii) all
                                        other references in this SPARQS to
                                        "Schering-Plough Stock" shall be deemed
                                        to refer to the Exchange Property into
                                        which this SPARQS is thereafter
                                        exchangeable and references to a
                                        "share" or "shares" of Schering-Plough
                                        Stock shall be deemed to refer to the
                                        applicable unit or units of such
                                        Exchange Property, unless the context
                                        otherwise requires.

                                        No adjustment to the Exchange Ratio
                                        shall be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Exchange Ratio then
                                        in effect. The Exchange Ratio resulting
                                        from any of the adjustments specified
                                        above will be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to
                                        the close of business on the third
                                        Trading Day prior to the Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio shall be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Schering-Plough Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Schering-Plough
                                        Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent shall provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of this
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Schering-Plough Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Schering-Plough Stock on the
                                            primary market for Schering-Plough
                                            Stock for more than two hours of
                                            trading or during the one-half hour
                                            period preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            Schering-Plough Stock as a result
                                            of which the reported trading
                                            prices for Schering-Plough Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to
                                            Schering-Plough Stock, if
                                            available, during the one-half hour
                                            period preceding the close of the
                                            principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of the
                                            Issuer or any of its affiliates to
                                            unwind or adjust all or a material
                                            portion of the hedge with respect
                                            to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading shall not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract shall not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Schering-Plough Stock by the primary
                                        securities market trading in such
                                        options, if available, by reason of (x)
                                        a price change exceeding limits set by
                                        such securities exchange or market, (y)
                                        an imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        shall constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to
                                        Schering-Plough Stock and (5) a
                                        suspension, absence or material
                                        limitation of trading on the primary
                                        securities market on which options
                                        contracts related to Schering-Plough
                                        Stock are traded shall not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per each
                                        $         principal amount of this
                                        SPARQS upon any acceleration of this
                                        SPARQS (an "Event of Default
                                        Acceleration") shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        lesser of (i) the product of (x) the
                                        Market Price of Schering-Plough Stock
                                        (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if the Issuer has called
                                        the SPARQS in accordance with the
                                        Morgan Stanley Call Right, the amount
                                        declared due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each $         principal amount of
                                        the SPARQS equal to the Call Price for
                                        the Call Date specified in the Issuer's
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes...................  The Issuer, by its sale of this SPARQS, and the holder of this SPARQS (and any
                                        successor holder of this SPARQS), by
                                        its respective purchase hereof, agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize each
                                        $         principal amount of this
                                        SPARQS for all tax purposes as an
                                        investment unit consisting of (A) a
                                        terminable contract (the "Terminable
                                        Forward Contract") that (i) requires
                                        the holder of this SPARQS (subject to
                                        the Morgan Stanley Call Right) to
                                        purchase, and the Issuer to sell, for
                                        an amount equal to $         (the
                                        "Forward Price"), Schering-Plough
                                        Stock at maturity and (ii) allows the
                                        Issuer, upon exercise of the Morgan
                                        Stanley Call Right, to terminate the
                                        Terminable Forward Contract by
                                        returning to such holder the Deposit
                                        (as defined below) and paying to such
                                        holder an amount of cash equal to the
                                        difference between the Deposit and the
                                        Call Price and (B) a deposit with the
                                        Issuer of a fixed amount of cash, equal
                                        to the Issue Price per each $
                                        principal amount of this SPARQS, to
                                        secure the holder's obligation to
                                        purchase Schering-Plough Stock
                                        pursuant to the Terminable Forward
                                        Contract (the "Deposit"), which Deposit
                                        bears an annual yield of     % per
                                        annum.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Schering-Plough Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of U.S. $
(UNITED STATES DOLLARS                                         ) on the
Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                         MORGAN STANLEY


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee


By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of

Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


           TEN COM  -  as tenants in common
           TEN ENT  -  as tenants by the entireties
           JT TEN   -  as joint tenants with right of survivorship and not as
                       tenants in common


     UNIF GIFT MIN ACT - ______________________ Custodian ______________________
                                 (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act ________________________________
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

                               ------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:
      ----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _______________ .


Dated:
       ----------------------------------    ----------------------------------
                                             NOTICE: The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.